SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549

                                 FORM 8-K
                              CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date  of  Report (Date of earliest event reported): February 29, 2000


                         PaperClip Software, Inc.

(Exact name of registrant as specified in its charter)




    Delaware                       0-26598            22-3137907
    (State or other                (Commission File   (IRS Employer
    jurisdiction of                Number)            Identification
    incorporation)                                    Number)



 611 Route 46,  Hasbrouck  Heights,  New Jersey     07604
 (Address of  principal executive offices)       (Zip Code)


Registrant's telephone number, including area code: (201) 329-6300

                         NOT APPLICABLE
(Former name or former address, if changed since last report.)

Item 4.         Changes in Registrant's Certifying Accountant

(a) Previous independent accountant

 The Company has dismissed Arthur Andersen LLP ("Andersen")as the Company's independent public accountants. The decision to dismiss was approved by the Board of Directors of the Company.

 Andersen's report on the financial statements of the Company for each of the previously audited financial statements for December 31, 1996 and 1995 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principle.

 In connection with the audits by Andersen of the Company's financial statements for 1996 and 1995, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused
Andersen to make reference to the subject matter of the disagreements in connection with its audit report with respect to financial statements of the Company for 1996 and 1995. The term "disagreement" is utilized in accordance with Instruction 4 to Item 304 of Regulation S-K.

 During the two most recent fiscal years, and the subsequent interim period through February 29, 2000 there were no "reportable events", as that term is defined in Item 304
(a)(1)(v) of Regulation S-K.

 The Company has provided Andersen with a copy of this Report, and has requested that Andersen furnish the Company with a letter addressed to the Securities and Exchange
Commission stating whether it agrees with the statements made by the Company. Such letter is attached hereto as
Exhibit 16.

(b) New independent accountant

The Company has selected Sobel & Co.,LLC as the Company's independent public accountants. The decision to change auditors was approved by the Board of Director's of the Company.

During the three most recent fiscal years and the subsequent interim period through February 29, 2000, neither the Company nor anyone on behalf of the Company consulted regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company or any matter that was either the subject of a disagreement, within the meaning of
Item 304(a)(1)(iv) of Regulation S-K, or any reportable event, as that term is defined in Item 304 (a)(1)(v) of Regulation S-K.

                                    SIGNATURE





    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                     PAPERCLIP SOFTWARE, INC.


                                     By:/S/William Weiss
                                     Name: William Weiss
                                     Title: Chief Executive Officer

Date: March 1, 2000